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                                                                       EXHIBIT 5

             [GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO LETTERHEAD]


                               November 26, 1997



ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103

                                        Re:  S-8 Registration Statement Under
                                             the Securities Act of 1933,
                                             Relating to the Shares of Common
                                             Stock of ONEOK, Inc. in Relation to
                                             the Thrift Plan for Employees of
                                             ONEOK, Inc. and Subsidiaries and
                                             Interests of the Participants in
                                             the Plan

Gentlemen:

     We understand that ONEOK, Inc., an Oklahoma corporation (hereinafter referred to as the "Company"), will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Form S-8 Registration Statement relating to the registration of Plan interests, and registration of shares of the Company's Common Stock, $0.01 par value, (the "Shares") with respect to the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries (the "Plan").

     We have examined (a) the above-mentioned Registration Statement which will be filed with the Securities and Exchange Commission; (b) the Certificate of Incorporation and Bylaws of the Company, as amended; (c) the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries and the corporate actions taken by the Board of Directors in connection with the Registration Statement and related matters; and (d) such other corporate records, certificates of public officials and officers of the Company and other documents as we have considered relevant to the matters covered by this opinion.

     In connection with the foregoing, as counsel for the Company, we wish to advise you as follows:

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ONEOK, Inc.
November 26, 1997
Page 2

     1. The Company is a corporation validly organized and existing under the laws of the State of Oklahoma and is duly qualified to do business as a corporation in the State of Oklahoma.

     2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

     3. Assuming the Shares are being issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officer of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid, non-assessable, valid and legal shares of the Common Stock of the Company.

     4. When an employee of the Company becomes a participant in the Plan, such employee is thereby entitled to an interest in the Plan according to the provisions of the Plan and the elections made by the participant from time to time. Such interests in the Plan, when created in accordance with the provisions of the Plan, will constitute legally issued, fully paid and non-assessable interests except as may be set forth in the Plan.

     The statements of law and legal conclusions made in the documents constituting the prospectus furnished in connection with the Registration Statement pertaining to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been reviewed by us and are correct. Where appropriate, the Plan described in the documents constituting the prospectus has been amended to comply with ERISA, and in such manner that such Plan, as necessary, may be qualified under the provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Plan has been qualified under the Code. A copy of the favorable determination letter from the Internal Revenue Service ("IRS") dated June 7, 1993, concerning the Plan has been considered. Since that determination, amendments to that Plan have been made to restate the Plan to conform to the requirements of ERISA and to the extent required by the provisions of the Code and applicable regulations of the IRS affecting its qualification. Subject only to the foregoing, it is our opinion that the written documents comprising the Plan comply with ERISA and the Code.

     We hereby consent to:

     1. Being named in the Form S-8 Registration Statement and documents constituting the prospectus which is being furnished, and in any amendments thereto, as counsel for the Company, passing on legal matters in connection with the issuance of the Common Stock to the Trustee under the Plan;
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ONEOK, Inc.
November 26, 1997
Page 3


     2. The making in the Form S-8 Registration Statement and documents constituting the prospectus, and in any amendments thereto, of the statements now appearing therein in the caption "interests of Named Experts and Counsel," insofar as they are applicable to us; and

     3. The filing of this opinion as an exhibit to the above-mentioned Form S-8 Registration Statement.

                                      Very truly yours,

                                      GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO

                                      By  /s/ DONALD A. KIHLE
                                          -------------------------------------
                                          Donald A. Kihle